                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      New Plan Excel Realty Trust, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                       NEW PLAN EXCEL REALTY TRUST, INC.
                          1120 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2002

                             ---------------------

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of New Plan Excel Realty Trust, Inc. (the "Company") to be held on Wednesday, May 15, 2002, at 10:00 a.m., New York City time, at

                         The Princeton Club of New York
                             The James Madison Room
                              15 West 43rd Street
                         New York, New York 10036-7497

for the following purposes:

          1. To elect three Directors, each to serve a three-year term until the 2005 Annual Meeting of Stockholders. The current Board of Directors of the Company has nominated and recommends for such election as Directors the following persons: Raymond H. Bottorf, Matthew Goldstein and Gregory White.

          2. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     The Board of Directors has fixed March 1, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON, IF THEY SO DESIRE.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM NEWMAN
                                          ------------------
                                          William Newman
                                          Chairman of the Board

New York, New York
March 29, 2002

                       NEW PLAN EXCEL REALTY TRUST, INC.
                          1120 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2002
                             ---------------------
     This Proxy Statement is furnished to stockholders of New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. (New York City time) on May 15, 2002, at The Princeton Club of New York, The James Madison Room, 15 West 43rd Street, New York, New York 10036-7497, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about April 9, 2002 to stockholders of record of the Company on March 1, 2002.

     PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE.

     Stockholders Entitled to Vote. Only holders of record of the Company's (i) common stock, par value $0.01 per share (the "Common Stock"), and (ii) voting depositary shares ("Series D Depositary Shares") with a liquidation preference of $50.00 per depositary share (each representing a one-tenth fractional interest in a share of the Company's 7.8% Series D Cumulative Voting Step-up Premium Rate Preferred Stock, par value $0.01 per share), in each case at the close of business on March 1, 2002 (the "Record Date"), are entitled to receive notice of the Annual Meeting and to vote such shares held by them at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on. As of the Record Date, there were 94,357,359 shares of Common Stock outstanding. Each Series D Depositary Share entitles its holder to cast one vote, together with holders of the Common Stock, on each matter upon which holders of the Common Stock have the right to vote. As of the Record Date, there were 1,500,000 Series D Depositary Shares outstanding.

     Certain of the Company's Directors and executive officers are obligated to vote all of their shares of voting securities of the Company in favor of the proposals described in this Proxy Statement. As of the Record Date, these persons collectively beneficially owned or controlled the vote with respect to a total of approximately 2,146,752 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represents approximately 2.2% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting. See "Executive Compensation and Other Information -- Certain Agreements with Named Executive Officers."

     Quorum. The presence at the meeting, either in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists.

     Voting. If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy FOR the election of all nominees for the Board of Directors named in this Proxy Statement and as recommended by the Board of Directors with regard to any other matters, or, if no recommendation is given, in their own discretion.

     Revocation of a Proxy. A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE SET FORTH IN THIS PROXY STATEMENT, THEN AS OF THAT DATE.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's charter, the Directors are divided into three classes. The terms of current Directors Dean Bernstein, Raymond H. Bottorf, Matthew Goldstein and Gregory White expire at the Annual Meeting, while the terms of the remaining Directors expire at the annual meeting of stockholders to be held in 2003 or 2004, as specified below. In accordance with a resolution duly adopted by the Board of Directors on February 11, 2002, the size of the Board of Directors will be reduced from 11 directors to 10 directors, effective as of the date of the Annual Meeting. Messrs. Bottorf, Goldstein and White have been nominated and recommended for election to serve as Directors for a three-year term until the annual meeting of stockholders to be held in 2005.

     If, for any reason, any of the above mentioned candidates for election becomes unavailable for election or service, the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors, or, if no recommendation is given, for any substitute nominee in their own discretion.

INFORMATION REGARDING DIRECTORS

     The information set forth below is submitted with respect to the nominees for election to the Board of Directors, as well as those Directors whose terms of office are continuing after the Annual Meeting. On September 28, 1998, Excel Realty Trust, Inc. ("Excel") and New Plan Realty Trust (the "Trust") consummated a merger transaction (the "New Plan/Excel Merger"), and the ongoing public company was renamed New Plan Excel Realty Trust, Inc. For purposes of presentation, references to the Company in this proxy statement are to the combined company following the New Plan/Excel Merger and, except as noted otherwise, to the Trust prior to the New Plan/Excel Merger. Thus, information provided in this proxy statement with respect to certain of the Directors includes service as a member of the board of trustees of the Trust prior to the New Plan/Excel Merger.

  NOMINEES FOR ELECTION FOR TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     Raymond H. Bottorf, age 60, has been a Director of the Company since 1991. He has been Managing Partner of Global Real Estate Partners, LLC, a private merchant bank, since July 1999. Mr. Bottorf was the Managing Director of the New York office of the Global Real Estate Group of ABN-AMRO, Inc., an investment bank, from 1997 through July 1999. From 1990 to 1997, he was the President and sole director of U.S. Alpha, Inc., New York, New York, a wholly owned subsidiary of Stichting Pensioenfonds ABP (formerly Algemeen Burgerlijk Pensioenfonds), a Dutch pension fund.

     Matthew Goldstein, age 60, has been a Director of the Company since 2000. He has been Chancellor of The City University of New York since September 1999. He formerly held the position of President of Adelphi University from June 1998 to August 1999, and President of Baruch College of The City University of New York from 1991 to June 1998.

     Gregory White, age 46, has been a Director of the Company since 1994. Mr. White has served as Senior Vice President of Conning Asset Management Company, an investment advisory firm, since August 1998. From 1992 to August 1998, Mr. White was a founding partner and Managing Director of Schroder Mortgage

Associates in New York, New York. From 1988 to 1992, he was Managing Director of the Salomon Brothers Inc. real estate finance department. Mr. White also serves as a director of Acadia Realty Trust, primarily a neighborhood and community shopping center REIT, which is competitive with the Company in certain markets.

  INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF
STOCKHOLDERS

     Melvin Newman, age 60, has been a Director of the Company since 1983. From 1972 to 1982, he was Vice President and General Counsel of the Company. Mr. Newman is a private investor. Mr. Newman is the brother of William Newman.

     Glenn J. Rufrano, age 52, has been a Director of the Company since 2000 and the Chief Executive Officer of the Company since February 2000. From February 2000 until March 2002, Mr. Rufrano also served as President of the Company. He was a partner in The O'Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O'Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. Mr. Rufrano is a director of TrizecHahn Corporation, a publicly-traded real estate company that owns, develops and/or manages office buildings and retail/entertainment projects in North America and Europe. Mr. Rufrano's employment agreement with the Company provided that he be nominated by the Company at the 2000 Annual Meeting to serve as a Director of the Company for a three-year term.

     Bruce A. Staller, age 65, has been a Director of the Company (including his prior service as a director of Excel) since 1989. Prior to establishing Bruce Atwater Staller, Registered Investment Advisor, in 1995, Mr. Staller served from 1988 to 1995 as President and director of First Wilshire Securities Management, Inc., a privately held investment advisor. Mr. Staller is also a founder and director of the Monrovia Schools Foundation, Inc., a private tax-exempt educational foundation which provides financial support to the Monrovia Unified School District.

     John Wetzler, age 56, has been a Director of the Company since 1994. Since September 2001, Mr. Wetzler has been President of The Wetzler Group LLC, a real estate consulting firm. From July 1994 until May 2001, Mr. Wetzler was President of Nautica Retail U.S.A., Inc., a subsidiary of Nautica Enterprises, Inc., the international men's apparel maker and marketer.

  INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF
STOCKHOLDERS

     William Newman, age 75, has been Chairman of the Board of Directors of the Company since its organization in 1972. He served as Chief Executive Officer of the Company from 1972 to 1998 and as President of the Company from 1972 to 1988. He served as President and Chief Executive Officer of the Company's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Company in 1972. He is a past Chairman of the National Association of Real Estate Investment Trusts and has been actively involved in real estate for over 50 years. Mr. Newman's employment agreement with the Company provided that he be nominated by the Company at the 2001 Annual Meeting to serve as a Director of the Company for a three-year term.

     Robert Friedman, age 61, has been a Director of the Company since 2000. Mr. Friedman is a retired partner of The Goldman Sachs Group, L.P., serving as Chief Financial Officer of that firm from 1982 to 1989 and as a member of the Goldman Sachs management committee from 1984 to 1989, and continuing to be a limited partner thereof until 1999. Mr. Friedman is a principal of Sage Capital Management Corp., an investment firm founded in 1994 that provides investment management services to high net worth individuals and institutions.

     Norman Gold, age 71, has been a Director of the Company since the organization of the Company in 1972. He has been active in the practice of law for over 45 years and a partner of the law firm of Altheimer & Gray for over 35 years.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board of Directors has an Audit Committee, an Executive Compensation and Stock Option Committee and a Nominating Committee. The Board of Directors has delegated certain functions to these committees as follows:

     Audit Committee. The Audit Committee currently consists of four Directors, Raymond H. Bottorf, who is Chairman, Robert Friedman, Bruce A. Staller and John Wetzler, none of whom are employees of the Company. The Audit Committee was established to, inter alia, make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement and the Company's financial statements, review the independence of the independent accountants, consider the range of audit and non-audit services and fees, and review the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 2001. All of the members of the Audit Committee are independent of the Company (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards).

     Executive Compensation and Stock Option Committee. The Executive Compensation and Stock Option Committee (the "Compensation Committee") currently consists of four Directors, Gregory White, who is Chairman, Robert Friedman, Matthew Goldstein and John Wetzler, none of whom are employees of the Company. Until May 2001, Norman Gold served as Chairman of the Compensation Committee but is no longer a member thereof. The Compensation Committee was established to determine the compensation arrangements of the executive officers of the Company and to administer and approve grants of options to employees under the Company's 1993 Stock Option Plan. The Compensation Committee met once and took action by unanimous written consent one time during 2001.

     Nominating Committee. The Nominating Committee currently consists of five Directors, William Newman, who is chairman, Norman Gold, Glenn Rufrano, John Wetzler and Gregory White. The Nominating Committee is charged with the tasks of seeking out and recommending to the Board of Directors qualified candidates for membership on the Board of Directors and reviewing and recommending changes in the size of the Board of Directors. The Nominating Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Company's by-laws. The Nominating Committee took action by unanimous written consent one time during 2001.

     During 2001, the Board of Directors held seven meetings (including telephonic meetings) and took action by unanimous written consent one time. None of the directors who served as a Director attended during his period of service fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees on which he served during such period of service.

DIRECTORS' COMPENSATION

     Directors who are not otherwise paid employees or consultants of the Company currently receive annual compensation of $15,000, plus a fee of $1,000 for attendance, in person, at each meeting of the Board of Directors. Directors also currently receive $500 for each committee meeting attended, in person, which is not on the same day as a meeting of the Board of Directors. No compensation is paid for telephonic meetings. Each Director is reimbursed for expenses incurred in attending meetings, including committee meetings. Officers of the Company who are Directors are not paid Director fees or committee meeting fees.

     Pursuant to the terms of the Company's 1994 Directors' Stock Option Plan, as amended, every duly elected and qualified Director (including Directors who are also employees of the Company) is entitled to receive, on an annual basis, options to purchase shares of Common Stock in accordance with the following formula: 3,000 shares, plus 250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year. The option price is the fair market value of the underlying shares of Common Stock on the date of grant and the options are fully vested upon grant. The Director Plan expires on May 15, 2004, unless sooner terminated by the Board of Directors.

VOTE REQUIRED

     The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a Director. Therefore, the three individuals with the highest number of affirmative votes will be elected to the three directorships. For purposes of the election of Directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH
ABOVE.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The following is a list of the current executive officers of the Company that identifies their ages and principal functions. The information provided below with respect to certain of the executive officers includes service as an officer of the Trust prior to the New Plan/Excel Merger.

     William Newman, age 75, has been Chairman of the Board of Directors of the Company since its organization in 1972. He served as Chief Executive Officer of the Company from 1972 to 1998 and as President of the Company from 1972 to 1988. He served as President and Chief Executive Officer of the Company's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Company in 1972. He is a past Chairman of the National Association of Real Estate Investment Trusts and has been actively involved in real estate for over 50 years.

     Glenn J. Rufrano, age 52, has been a Director of the Company since 2000 and the Chief Executive Officer of the Company since February 2000. From February 2000 until March 2002, Mr. Rufrano also served as President of the Company. He was a partner in The O'Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O'Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. Mr. Rufrano is a director of TrizecHahn Corporation.

     Scott MacDonald, age 54, has been President and Chief Operating Officer of the Company since March 2002. He was President and CEO of CenterAmerica Property Trust, L.P., a private real estate company, from July 1995 until March 2002, and Executive Vice President and Chief Operating Officer of The Hahn Company (formerly TrizecHahn Centers), a San Diego-based mall developer, from October 1983 until July 1995.

     John B. Roche, age 44, has been Chief Financial Officer of the Company since May 2000. He was Senior Vice President of the financial services division of The Related Companies from May 1998 until May 2000. Mr. Roache served as Chief Financial Officer of Emmes Asset Management Corp. and Affiliates from April 1997 until May 1998 and Vice President of Finance of the Robert Martin Company from May 1991 until March 1997.

     Leonard I. Brumberg, age 58, has been Executive Vice President-Retail of the Company since September 2000. Prior to joining the Company, Mr. Brumberg was Managing Director and Chief Operating Officer of City Center Retail Trust from October 1997 until September 2000 and Partner, Executive Vice President and Chief Administrative Officer of The O'Connor Group from June 1983 to December 1997.

     Dean Bernstein, age 44, has been Senior Vice
President -- Acquisitions/Dispositions of the Company since January 2001. Prior to January 2001, he was Senior Vice President -- Finance of the Company from September 1998 to January 2001, Vice President -- Administration and Finance of the Company from 1994 to September 1998, and Assistant Vice President of the Company from 1991 to 1994. Mr. Bernstein is the son-in-law of William Newman.

     Steven F. Siegel, age 42, has been General Counsel of the Company since 1991 and Senior Vice President of the Company since September 1998. Mr. Siegel has also served as the Secretary of the Company from 1991 to September 1998 and since April 1999.

COMPENSATION TABLES

     The following tables contain certain compensation information for (i) Glenn
J. Rufrano, who served as Chief Executive Officer of the Company during 2001, and (ii) the four other most highly compensated executive officers of the Company who were serving as such at the end of 2001 (the "Named Executive Officers"):

(a) SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                             ANNUAL COMPENSATION     SECURITIES
                                            ---------------------    UNDERLYING       ALL OTHER
NAME & TITLE                         YEAR    SALARY       BONUS      OPTIONS(#)    COMPENSATION(1)
------------                         ----   --------     --------   ------------   ---------------
Glenn J. Rufrano, Chief Executive
  Officer..........................  2001   $555,000     $350,000        3,250         $ 5,100
                                     2000   $405,576(2)  $325,000    1,218,121              --
                                     1999        N/A          N/A          N/A             N/A
William Newman, Chairman of the
  Board............................  2001   $350,000           --        4,250         $ 5,100
                                     2000   $350,000           --        4,000         $ 5,250
                                     1999   $350,000           --        3,750         $ 4,800
John B. Roche, Chief Financial
  Officer..........................  2001   $283,384     $175,000       75,000         $ 4,575
                                     2000   $168,373(3)  $160,000      150,000              --
                                     1999        N/A          N/A          N/A             N/A
Steven F. Siegel, Senior Vice
  President, General Counsel and
  Secretary........................  2001   $258,384     $110,000       75,000         $ 5,100
                                     2000   $248,505     $ 95,000       75,000         $20,250
                                     1999   $220,003     $ 70,000       50,000         $ 4,800
Leonard I. Brumberg Executive Vice
  President -- Retail..............  2001   $254,192     $110,000       75,000         $ 1,210
                                     2000   $ 67,808(4)  $ 30,000       75,000             N/A
                                     1999        N/A          N/A          N/A             N/A

---------------

(1) Represents the Company's 401(k) plan contribution for each Named Executive Officer. In the case of Mr. Siegel, includes $15,000 paid in 2000 as a result of his inability to exercise certain in-the-money options that expired during a period in which Mr. Siegel was subject to a lock-up agreement prohibiting him from selling stock of the Company. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or 10% of the total salary and bonus paid or accrued by the Company for services rendered by each Named Executive Officer during the year indicated.

(2) The amount set forth as salary for Mr. Rufrano for 2000 represents actual salary paid to him from his hire date (February 23, 2000) to December 31, 2000. His annualized salary for 2000 was $555,000.

(3) Mr. Roche began his employment with the Company effective May 15, 2000. The amount set forth as salary for Mr. Roche for 2000 represents actual salary paid to him from his hire date to December 31, 2000. His annualized salary for 2000 was $275,000.

(4) Mr. Brumberg began his employment with the Company effective as of September 25, 2000. The amount set forth as salary for 2000 represents actual salary paid to Mr. Brumberg from his hire date to December 31, 2000. His annualized salary for 2000 was $250,000.

  (b) OPTION GRANTS IN 2001

                                                                                  POTENTIAL REALIZABLE VALUE
                                           % OF TOTAL                              AT ASSUMED RATES OF STOCK
                                            OPTIONS                                 PRICE APPRECIATION FOR
                                           GRANTED TO    EXERCISE                         OPTION TERM
                                OPTIONS   EMPLOYEES IN   PRICE PER   EXPIRATION   ---------------------------
NAME & TITLE                    GRANTED       2001         SHARE        DATE         5%(1)         10%(1)
------------                    -------   ------------   ---------   ----------   -----------   -------------
Glenn J. Rufrano, Chief
  Executive Officer...........   3,250         0.5%       $17.11      5/31/11      $ 35,000      $   89,000
William Newman, Chairman of
  the Board...................   4,250         0.6%       $17.11      5/31/11      $ 45,000      $  116,000
John B. Roche, Chief Financial
  Officer.....................  75,000        10.5%       $15.48      3/18/11      $730,000      $1,850,000
Steven F. Siegel, Senior Vice
  President, General Counsel
  and Secretary...............  75,000        10.5%       $15.48      3/18/11      $730,000      $1,850,000
Leonard I. Brumberg, Executive
  Vice President -- Retail....  75,000        10.5%       $15.48      3/18/11      $730,000      $1,850,000

---------------

(1) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of the Common Stock.

  (c) AGGREGATED OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

                                                       NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                               SHARES                       OPTIONS AT                  MONEY OPTIONS AT
                              ACQUIRED                   DECEMBER 31, 2001            DECEMBER 31, 2001(1)
                                 ON       VALUE     ---------------------------   -----------------------------
NAME & TITLE                  EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------                  --------   --------   -----------   -------------   ------------   --------------
Glenn J. Rufrano, Chief
  Executive Officer.........    --         --         106,250        600,000        $645,768       $3,742,500
William Newman, Chairman of
  the Board.................    --         --         767,000         45,000        $142,945               --
John B. Roche, Chief
  Financial Officer.........    --         --          21,600        203,400        $ 99,630       $  859,995
Steven F. Siegel, Senior
  Vice President and General
  Counsel...................    --         --         141,800        214,200        $ 67,365       $  668,198
Leonard I. Brumberg,
  Executive Vice
  President -- Retail.......    --         --          10,800        150,000        $ 54,540       $  591,960

---------------

(1) Based upon a closing price per share of Common Stock of $19.05 on December 31, 2001.

CERTAIN AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has entered into employment agreements with each of Messrs. Newman, Rufrano, Roche, Siegel and Brumberg, and a support agreement with Mr. Newman. The principal terms of each of these agreements are summarized below.

     William Newman Employment Agreement and Support Agreement. Mr. Newman's employment agreement provides for an initial term ending on the fifth anniversary of the New Plan/Excel Merger (i.e., September 28, 2003), extending automatically thereafter for two (2) additional one-year periods unless either the Company or Mr. Newman elects not to extend the term. The employment agreement provides that Mr. Newman provide to the Company, at such times as may be convenient to the Company and Mr. Newman, executive advisory or consultative services. The employment agreement also provides that during the term of the agreement Mr. Newman be nominated by the Board of Directors to serve as a Director of the Company and that the Company use its best efforts to cause Mr. Newman to be elected a Director. If he is a Director, the employment agreement provides that Mr. Newman be Chairman of the Board. The employment agreement provides that Mr. Newman receive an annual salary of $350,000 and certain fringe benefits in connection with his employment. In addition, the employment agreement provides certain benefits upon his death or disability. Mr. Newman may terminate his employment under the employment agreement, but the Company may not do so.

     In connection with the New Plan/Excel Merger, William Newman also entered into a Support Agreement which provides that until the earlier of such time as he (i) no longer owns any shares of Common Stock or (ii) is no longer an officer or Director of the Company, he will:

          (a) not, without the prior approval of the Board of Directors (1) submit any proposal for the vote of stockholders of the Company, (2) become a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any shares of voting stock of the Company, or (3) initiate or assist in any takeover proposal or proxy solicitation;

          (b) be present in person or be represented by proxy at all stockholder meetings of the Company; and

          (c) as a stockholder, vote all of his shares of voting securities of the Company (1) for the Board of Director's nominees for election to the Board of Directors, (2) in accordance with the recommendation of the Board of Directors on all other matters submitted to a vote of stockholders of the Company, and (3) not take any position contrary to the position of the Board of Directors on any matter.

     As of the Record Date, Mr. Newman beneficially owned or controlled the vote with respect to a total of 1,631,631 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represent approximately 1.7% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting.

     Glenn J. Rufrano Employment Agreement. Mr. Rufrano's employment agreement provides for an initial term commencing on February 23, 2000 and ending on the fifth anniversary thereof (i.e., February 23, 2005), extending automatically thereafter for additional one-year periods unless either the Company or Mr. Rufrano elects not to extend the term. The employment agreement also provides that, during the term of the employment agreement, Mr. Rufrano continue to be nominated by the Company at the annual meetings of stockholders of the Company to serve as a Director of the Company, and that the Company use reasonable good faith efforts to cause Mr. Rufrano to be elected as a Director. In addition, the employment agreement provides that, during the term of his employment under the employment agreement, Mr. Rufrano be Chief Executive Officer of the Company and be appointed as a full voting member of the Company's Investment Committee, or any successor committee thereto. The employment agreement further provides that he receive an annual salary of not less than $555,000 and that he is entitled to receive an annual cash bonus of up to 100% of his base salary as determined by the Compensation Committee. The employment agreement also provides that Mr. Rufrano receive certain fringe benefits in connection with his employment.

     Pursuant to the terms of his employment agreement and related option agreements, Mr. Rufrano was granted options to purchase 700,000 shares of the Common Stock, at an exercise price of $12.8125 per share (the closing price of the Common Stock on February 22, 2000). A total of 500,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 200,000 vest upon the eighth anniversary of Mr. Rufrano's employment agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Mr. Rufrano also was granted options to purchase an additional 515,121 shares of the Common Stock at an exercise price of $12.8125 per share, all of which options vested immediately upon Mr. Rufrano's employment with the Company. Mr. Rufrano has since exercised these options. The shares that were acquired upon the exercise of these options are subject to restrictions, which restrictions lapse ratably over five years commencing on the first anniversary of the exercise for all but 60,000 shares. The restrictions on the remaining 60,000 shares lapse on the eighth anniversary of the employment agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Shares not vested upon termination of Mr. Rufrano's employment are subject to repurchase by the Company at the lesser of the original exercise price or the then-current market price of the Common Stock.

     If Mr. Rufrano's employment is terminated by the Company without "Cause" or by Mr. Rufrano for "Good Reason," Mr. Rufrano will be entitled to severance benefits, including either (i) the sum of $2.5 million, if the termination of employment occurs prior to the expiration of the initial term of the employment agreement, or (ii) the base salary for Mr. Rufrano from the date of termination of employment through the end of the employment period under the employment agreement if the termination occurs after an extension of the original five-year term of the employment agreement. In addition, Mr. Rufrano's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include, among other things, a "Change in Control" of the Company (as defined in the employment agreement). The employment agreement also provides for certain benefits upon Mr. Rufrano's death or disability. If the employment agreement is terminated by Mr. Rufrano without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Rufrano may not (i) serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers, (ii) generally, engage in any business which is competing with the Company or its affiliates, (iii) divert to any entity any business of the Company or its affiliates, or (iv) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

     Additionally, Mr. Rufrano has agreed to support each proposal to be submitted to the stockholders of the Company which has been approved by the Company's Board of Directors (each, a "Stockholder Proposal"), and may not, directly or indirectly, take or cause any action to be taken which may interfere with a Stockholder Proposal. Mr. Rufrano also has agreed to vote or cause to be voted in favor of each Stockholder Proposal any shares of Common Stock he owns or controls.

     As of the Record Date, Mr. Rufrano beneficially owned a total of 515,121 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represent approximately 0.5% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting.

     John B. Roche Employment Agreement. Mr. Roche's employment agreement provides for an initial term commencing on May 15, 2000 and ending on May 15, 2003, extending automatically thereafter for additional one-year periods unless either the Company or Mr. Roche elects not to extend the term. The employment agreement also provides that he be Chief Financial Officer of the Company and that he receive an annual salary of not less than $294,000. In addition, the employment agreement provides that Mr. Roche receive an annual cash bonus of up to 100% of his base salary as determined by the Compensation Committee. The employment agreement also provides that Mr. Roche receive certain fringe benefits in connection with his employment.

     In accordance with the terms of his employment agreement and related option agreement, Mr. Roche was granted options to purchase 150,000 shares of the Company's common stock on May 15, 2000, at an exercise price of $14.4375 per share (the closing price of the Company's common stock on May 15, 2000). A total of 108,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 42,000 vest upon the eighth anniversary of the grant date, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

     If Mr. Roche's employment is terminated by the Company without "Cause" or by Mr. Roche for "Good Reason," as such terms are used in the employment agreement, Mr. Roche will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Roche on the termination date and the full vesting of all stock options granted more than one year prior to the date of termination. In addition, Mr. Roche's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include a "Change of Control" of the Company, as such term is defined in the employment agreement. The employment agreement also provides for certain benefits upon Mr. Roche's death or disability. If the employment agreement is terminated by Mr. Roche without "Good Reason" or by the Company, regardless of whether the Company has "Cause," for one year following the date of termination Mr. Roche may not (i) serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers, (ii) generally, engage in any business which is competing with the Company or its affiliates, (iii) divert to any entity any business of the Company or its affiliates, or (iv) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

     Steven F. Siegel Employment Agreement. The employment agreement of Mr. Siegel provides for a term ending December 31, 2003, extending automatically thereafter for additional one-year periods unless either the Company or Mr. Siegel elects not to extend the term. The employment agreement also provides that he be Senior Vice President and General Counsel of the Company, and that he receive an annual salary of not less than $268,000. In addition, the employment agreement provides that Mr. Siegel receive an annual cash bonus of up to 50% of his base salary as determined by the Compensation Committee, and that he receive certain fringe benefits in connection with his employment.

     If Mr. Siegel's employment is terminated by the Company without "Cause" or by Mr. Siegel for "Good Reason," as such terms are defined in the employment agreement, Mr. Siegel will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Siegel on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by the Company to Mr. Siegel after the date of the employment agreement. In addition, Mr. Siegel's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include a "Change in Control" of the Company, as such term is defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Siegel. If the employment agreement is terminated by Mr. Siegel without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Siegel will not (i) engage in any business which is competing with the Company, (ii) divert to any entity any business of the Company or its affiliates, or (iii) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

     Leonard I. Brumberg Employment Agreement. The employment agreement of Mr. Brumberg provides for a term ending September 25, 2003, extending automatically thereafter for additional one-year periods unless either the Company or Mr. Brumberg elects not to extend the term. The employment agreement also provides that he be Executive Vice President of the Company, and that he receive an annual salary of not less than $263,000. In addition, the employment agreement provides that Mr. Brumberg receive an annual cash bonus as determined by the Compensation Committee, and that he receive certain fringe benefits in connection with his employment.

     In accordance with the terms of his employment agreement and related option agreement, Mr. Brumberg was granted options to purchase 75,000 shares of the Company's common stock on September 25, 2000, at an exercise price of $14.00 per share (the closing price of the Company's common stock on September 22, 2000). A total of 54,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 21,000 vest upon the eighth anniversary of the grant date, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

     If Mr. Brumberg's employment is terminated by the Company without "Cause" or by Mr. Brumberg for "Good Reason," as such terms are defined in the employment agreement, Mr. Brumberg will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Brumberg on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by the Company to Mr. Brumberg after the date of the employment agreement. In addition, Mr. Brumberg's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include a "Change in Control" of the Company, as such term is defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Brumberg. If the employment agreement is terminated by Mr. Brumberg without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Brumberg will not (i) engage in any business which is competing with the Company, (ii) divert to any entity any business of the Company or its affiliates, or (iii) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following Performance Graph, the Compensation Committee Report on Executive Compensation and the Report of the Audit Committee will not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of the Company's Common Stock for the period from January 1, 1997 to December 31, 2001 to the S&P 500 Index and to the published National Association of Real Estate Investment Trust's All Equity Total Return Index (the "NAREIT Equity Index") over the same five-year period. The graph assumes that the value of the investment in the Common Stock and each index was 100 at January 1, 1996 and that all dividends were reinvested. The stockholder return shown on the graph below is not indicative of future performance.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURNS(1)

                              [PERFORMANCE GRAPH]

                                               1996     1997     1998     1999     2000     2001
New Plan Excel Realty Trust, Inc.             100.00   133.01   120.50    93.99    88.20   140.82
S&P 500                                       100.00   133.36   171.47   207.56   188.66   166.24
NAREIT Equity Index                           100.00   120.26    99.21    94.63   119.58   136.24

---------------
(1) The information for the Company in this graph is based on the information of Excel for the applicable time prior to the New Plan/Excel Merger and on the information of the combined company for the applicable time following the New Plan/Excel Merger. The graph reflects the following transactions entered into by Excel prior to the New Plan/Excel Merger: (i) a 20% stock dividend paid by Excel to its stockholders in connection with, and immediately prior to, the New Plan/Excel Merger; and (ii) the March 31, 1998 spin-off of Excel Legacy Corporation from Excel through the distribution, on a pro-rata basis, to the holders of Excel's common stock of all of the common stock of Excel Legacy Corporation held by Excel. The dividend value used to reflect the spin-off of Excel Legacy Corporation was $2.39 per share.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. White, Friedman, Goldstein and Wetzler. Until May 2001, Mr. Gold served as Chairman of the Compensation Committee but is no longer a member thereof. Set forth below in full is the report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during fiscal year 2001.

COMPENSATION PHILOSOPHY

     The Compensation Committee desires to implement compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executive officers with those of its stockholders. The Company's overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through performance goals and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

     In implementing compensation policies, the Compensation Committee strives to ensure that the Company's executive officers are compensated fairly in relation to compensation packages provided for executives with comparable positions and responsibilities at comparable public REITs and other real estate companies in the New York City area.

COMPONENTS OF COMPENSATION

     The components of the Company's executive compensation program consist of
(i) base salary, (ii) bonuses, and (iii) long-term incentive compensation, implemented through the use of stock options.

     Base Salary. The Compensation Committee determines the base salary level of each executive officer of the Company by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. The Compensation Committee intends to set base salaries at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at comparable public REITs and other real estate companies in the New York City area. These REITs constitute only a portion of the REITs included in the NAREIT Equity Index, which is used in the Performance Graph above to compare stockholder returns.

     While the employment agreements discussed above do not permit the base salaries of such executive officers to be reduced during the terms of the agreements, the Compensation Committee will consider from time to time in the future whether an increase in an executive officer's base salary is merited, taking into account the performance of the Company and of the executive officer, and also taking into account new responsibilities, increases in pay levels at comparable public REITs and other real estate companies in the New York City area, and other matters deemed appropriate.

     Bonuses. The range of bonuses is at the discretion of the Compensation Committee and are based on, among other things, achievement of certain performance levels by the Company, including growth in funds from operations, and the individual executive's performance and contribution to increasing funds from operations. In March 2001, the Compensation Committee approved bonuses for executive officers for 2000 ranging from 30-60% of base salaries of such officers. These bonuses were determined on an individual-by-individual basis, taking into account both the performance of the individual executive and the performance of the Company as a whole.

     In the future, the Compensation Committee expects to continue to evaluate bonus payments to executive officers based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

     Stock Options. In March 2001, the Compensation Committee approved option grants of 75,000 shares to each of the Company's executive officers (other than Glenn Rufrano and William Newman) as part of an overall review of 2000 compensation.

     In the future, the Compensation Committee may make grants of stock options to its executive officers based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Amounts paid during fiscal year 2001 to Glenn Rufrano, the Company's Chief Executive Officer, are shown in the Summary Compensation Table. The salary paid to him represented the minimum amount required under the Company's employment agreement with him. Additionally, Mr. Rufrano received a bonus for his performance in 2001 of $350,000. The Compensation Committee approved this bonus based on Mr. Rufrano's performance in implementing the Company's business plan. The Compensation Committee believes that the overall compensation paid to Mr. Rufrano was comparable to the compensation paid to chief executive officers of other public REITs of comparable size.

APPLICABLE TAX CODE PROVISION

     The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. In calendar year 2000, the limitation under Section 162(m) had no net tax effect on the Company. The limitations of Section 162(m) are not expected to have a material effect on the Company in calendar year 2002.

                                          Respectfully submitted,

                                          The Executive Compensation and Stock
                                          Option
                                          Committee of the Company's Board of
                                          Directors

                                          Gregory White (Chairman)
                                          Matthew Goldstein
                                          John Wetzler
                                          Robert Friedman
                                          Norman Gold (former member)

March 13, 2002

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was comprised of Messrs. White, Goldstein, Wetzler, Gold and Friedman during 2001. No interlocking relationship existed between Mr. White, Mr. Goldstein, Mr. Wetzler, Mr. Gold or Mr. Friedman and any member of any other company's board of directors, board of trustees or compensation committee during that period.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2001 with the Company's management, and also has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Respectfully submitted,

                                          The Audit Committee of the Company's
                                          Board of Directors

                                          Raymond H. Bottorf (Chairman)
                                          Robert Friedman
                                          Bruce A. Staller
                                          John Wetzler

March 4, 2002

         VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, the Company had 10,470 registered holders of its Common Stock and six registered holders of its Series D Depositary Shares. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of shares of Common Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by (i) the current Directors, (ii) the Named Executive Officers and (iii) the current Directors, the Named Executive Officers and the other current executive officers, as a group. Unless otherwise indicated, each person had, as of the Record Date, sole voting and investment power with respect to such shares of Common Stock, subject to community property laws where applicable. The Company does not know (based on filings made pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934) of any person that beneficially owned more than 5% of the Common Stock outstanding as of the Record Date.

                                                     NUMBER OF SHARES        PERCENTAGE OF
NAME AND BUSINESS                                    OF COMMON STOCK     OUTSTANDING SHARES OF
ADDRESS(1)                                          BENEFICIALLY OWNED       COMMON STOCK
-----------------                                   ------------------   ---------------------
William Newman....................................      2,398,631(2)              2.5%
Glenn J. Rufrano..................................        721,371(3)               (4)
Dean Bernstein....................................        166,595(5)               (4)
John B. Roche.....................................         32,400(6)               (4)
Leonard I. Brumberg...............................         33,400(7)               (4)
Steven F. Siegel..................................        169,769(8)               (4)
Raymond H. Bottorf................................         19,800(9)               (4)
Robert Friedman...................................          6,250(10)              (4)
Norman Gold.......................................         30,499(11)              (4)
Matthew Goldstein.................................          6,750(12)              (4)
Melvin Newman.....................................        631,263(13)              (4)
Bruce A. Staller..................................         22,500(14)              (4)
John Wetzler......................................         21,779(15)              (4)
Gregory White.....................................         27,128(16)              (4)
All Executive Officers and Directors as a Group
  (15 individuals)................................      4,290,135(17)            4.48%

---------------

 (1) The business address (i) of Messrs. William Newman, Rufrano, Bernstein, Roche, Siegel, Brumberg, Wetzler and Melvin Newman is 1120 Avenue of the Americas, New York, New York 10036, (ii) of Mr. Bottorf is 445 Park Avenue, New York, New York 10022, (iii) of Mr. Friedman is 120 Bloomingdale Road, White Plains, New York 10605, (iv) of Mr. Gold is 10 South Wacker Drive, Chicago, Illinois 60606, (v) of Mr. Goldstein is 535 E. 80th Street, New York, New York 10021, (vi) of Mr. Staller is P.O. Box 1996, Monrovia, California 91017, and (vii) of Mr. White is 500 Fifth Avenue, New York, New York 10036.

 (2) Includes 39,627 shares of Common Stock owned by Mr. Newman's wife, 15,016 shares of Common Stock held by Mr. Newman as custodian for his grandchildren and 240,720 shares of Common Stock held by a family charitable foundation, as well as 767,000 shares of Common Stock which Mr. Newman has the right to acquire upon exercise of Common Stock options. Mr. Newman disclaims any beneficial interest in the shares of Common Stock held for his grandchildren and by the family charitable foundation.

 (3) Includes 206,250 shares of Common Stock which Mr. Rufrano has the right to acquire upon exercise of Common Stock options.

 (4) Amount owned does not exceed 1% of class.

 (5) Includes 23,414 shares of Common Stock owned by Mr. Bernstein's wife, 1,740 shares of Common Stock held jointly with his wife (as to which shares of Common Stock Mr. Bernstein shares voting and investment power), and 134,200 shares of Common Stock which Mr. Bernstein has the right to acquire upon exercise of Common Stock options.

 (6) Represents shares of Common Stock which Mr. Roche has the right to acquire upon exercise of Common Stock options.

 (7) Includes 32,400 shares of Common Stock which Mr. Brumberg has the right to acquire upon exercise of Common Stock options.

 (8) Includes 163,400 shares of Common Stock which Mr. Siegel has the right to acquire upon exercise of Common Stock options.

 (9) Includes 18,800 shares of Common Stock which Mr. Bottorf has the right to acquire upon exercise of Common Stock options.

(10) Represents shares of Common Stock which Mr. Friedman has the right to acquire upon exercise of Common Stock options.

(11) Includes 19,600 shares of Common Stock which Mr. Gold has the right to acquire upon exercise of Common Stock options.

(12) Includes 6,250 shares of Common Stock which Mr. Goldstein has the right to acquire upon exercise of Common Stock options.

(13) Includes 23,547 shares of Common Stock owned by Mr. Newman's wife and 72,350 shares of Common Stock held by The Morris and Ida Newman Family Foundation (the "Foundation"), of which Mr. Newman is the trustee, as well as 18,800 shares of Common Stock which Mr. Newman has the right to acquire upon exercise of Common Stock options. Mr. Newman disclaims any beneficial interest in the shares of Common Stock held by the Foundation.

(14) Represents shares of Common Stock which Mr. Staller has the right to acquire upon exercise of Common Stock options.

(15) Includes 841 shares of Common Stock owned by Mr. Wetzler's wife and 325 shares of Common Stock owned by Mr. Wetzler as custodian for his children, as well as 18,800 shares of Common Stock which Mr. Wetzler has the right to acquire upon exercise of Common Stock options. Mr. Wetzler disclaims any beneficial interest in the shares of Common Stock held by his children.

(16) Includes 2,000 shares of Common Stock held by Mr. White as custodian for his children, 1,000 shares of Common Stock held by a trust for Mr. White's daughter of which Mr. White is a trustee, 1,000 shares of Common Stock owned by Mr. White's wife, and 18,800 shares of Common Stock which Mr. White has the right to acquire upon exercise of Common Stock options.

(17) Includes 1,465,450 shares of Common Stock which the executive officers and directors have the right to acquire upon exercise of Common Stock options.

The determination that there were no other persons, entities or groups known to the Company to beneficially hold more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

OWNERSHIP OF SERIES D DEPOSITARY SHARES

     The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of Series D Depositary Shares, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by persons who beneficially owned more than 5% of the Series D Depositary Shares outstanding as of the Record Date, and is based on filings made pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that each person had, as of the Record Date and based on such filings, sole voting and investment power with respect to such Series D Depositary Shares, subject to community property laws where applicable. No current Director, Named Executive Officer or other current executive officer owned any Series D Depositary Shares as of the Record Date.

                                                            NUMBER OF SERIES D      PERCENTAGE OF
NAME AND BUSINESS                                           DEPOSITARY SHARES    OUTSTANDING SERIES D
ADDRESS(1)                                                  BENEFICIALLY OWNED    DEPOSITARY SHARES
-----------------                                           ------------------   --------------------
Capital Research and Management Company...................       225,000(2)             15.0%
The Bond Fund of America..................................       112,500(3)              7.5%

---------------

(1) The business address of both Capital Research and Management Company and The Bond Fund of America is 333 South Hope Street, Los Angeles, California, 90071.

(2) Represents 225,000 Series D Depositary Shares that Capital Research and Management Company was deemed to beneficially own as a result of acting as investment advisor to various investment companies, and with respect to which Capital Research and Management Company had sole dispositive power, but no voting power. Capital Research and Management Company has disclaimed beneficial ownership of these Series D Depositary Shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(3) Represents 112,500 Series D Depositary Shares with respect to which The Bond Fund of America had sole voting power, but no dispositive power.

The determination that there were no other persons, entities or groups known to the Company to beneficially hold more than 5% of the Series D Depositary Shares was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to July 1, 2001, the Company owned all of the outstanding shares of preferred stock of ERT Development Corporation ("ERT"), and NNRA, LLC ("NNRA"), in which Dean Bernstein, Senior Vice-President -- Acquisitions/Dispositions and a Director of the Company, owned all of the membership interests, owned all of the outstanding shares of common stock of ERT. ERT had certain loans outstanding from the Company during the period from January 1, 2001 through June 30, 2001. As of June 30, 2001, the Company had notes receivable outstanding to ERT of approximately $156,000,000 (plus $30,504,000 of accrued interest thereon as of such date) to facilitate certain transactions. In addition, ERT, either directly or as a party to certain joint ventures with various third parties, has an interest in certain property developments and other real estate activities. As of June 30, 2001, the Company had guaranteed approximately $50,000,000 of the indebtedness of ERT and ERT joint ventures.

     Additionally, in 1999 the Company made a loan (the "ERT Acquisition Loan") of $300,000 to NNRA, in connection with NNRA's acquisition of the shares of common stock of ERT. As of June 30, 2001, the ERT Acquisition Loan had an outstanding balance of approximately $366,000.

     On July 1, 2001, the Company acquired ownership of the sole membership interest in NNRA (and therefore all of the common stock of ERT) in exchange for
(i) the forgiveness of indebtedness of Dean Bernstein to the Company in the approximate amount of $57,000, (ii) the assumption of the ERT Acquisition Loan and (iii) a cash payment in the approximate amount of $8,500. The amount of consideration for the membership interests in NNRA was determined by the Board of Directors of the Company to be fair and reasonable (with Mr. Bernstein recusing himself from such determination) based upon, among other things, the ability NNRA had to control the activities of ERT and the future prospects of ERT. The Company subsequently dissolved NNRA and now holds its entire interest in ERT directly.

     In September 2000, the Company, through certain of its subsidiaries, entered into a secured financing in the amount of $18 million with the City and County of San Francisco Employees' Retirement System ("SFERS"), pursuant to which mortgages were provided to SFERS on four of the Company's properties. Conning Asset Management Company served as an advisor to SFERS and in connection therewith received an advisory fee of $135,000. Additionally, Conning Asset Management Company will receive an ongoing servicing fee of $45,000 per year. Mr. White is a senior vice president of Conning Asset Management Company.

     As mentioned above, Norman Gold is a partner in the law firm of Altheimer & Gray, which has rendered various legal services to the Company during 2001 and is continuing to render legal services to the Company.

     John Wetzler was the president of Nautica Retail U.S.A., Inc. until May, 2001, affiliates of which are tenants at some of the Company's properties.

     The following loans were made over a number of years by the Company, primarily to assist certain executive officers in their purchase of common shares of the Company. Such loans are unsecured except as otherwise specifically noted.

     - During 2001, Dean Bernstein was indebted to the Company in the aggregate amount of $145,062 (which represented the maximum loan amount during 2001), represented by (i) a $95,062 demand note bearing interest at a rate of 5% per annum, and (ii) a $50,000 note bearing interest at 10% per annum and due April 22, 2004 which was retired in connection with the acquisition by the Company from Mr. Bernstein of all of his interests in NNRA as described above. Mr. Bernstein is Senior Vice
       President -- Acquisitions/Dispositions of the Company and a Director of the Company.

     - During 2001, Steven F. Siegel was indebted to the Company in the aggregate amount of $111,881 (which represented the maximum loan amount during 2001). The amount owed is represented by two demand notes, each bearing interest at 5% per annum. Mr. Siegel is Senior Vice President, General Counsel and Secretary of the Company.

     - During 2001, Glenn Rufrano was indebted to the Company in the aggregate amount of $6,105,000 (which represented the maximum loan amount during 2001). The amount owed is represented by two notes, each bearing interest at 8% per annum, and each with an outside maturity date of February 23, 2005. One note (with a principal balance of approximately $5,388,000 as of December 31, 2001) is secured by a pledge of Mr. Rufrano's shares of the Company's common stock. Mr. Rufrano is Chief Executive Officer of the Company and a Director of the Company.

     The Company leases (the "Page Lease") an office building from Page Associates on a net lease basis for a current rent of approximately $191,000 per year and rental payments of such approximate amount were made to Page Associates in 2001. The Company has leased this building from Page Associates since 1974. Page Associates is a partnership in which William Newman and Melvin Newman have an interest. The Company subleases (the "Sublease") the office building which it leases from Page Associates to an unrelated third party (the "Subtenant") and has received rent in excess of all payments made to Page Associates and other real estate expenses in each of the years it has rented the building from Page Associates. On March 20, 2001, the Company entered into lease termination agreements with both Page Associates and the Subtenant which provide for the termination of both the Page Lease and the Sublease effective March 31, 2002. In connection with such lease terminations, the Company received a lease termination payment from the Subtenant in the approximate amount of $318,000, and in turn paid said amount to Page Associates in connection with the termination of the Page Lease.

     In February 2002, the Company consummated the purchase of 92 community and neighborhood shopping centers from CenterAmerica Property Trust, L.P., a private company majority owned by Morgan Stanley Real Estate Fund II ("CenterAmerica"). Upon the completion of this acquisition, Scott MacDonald, the President and Chief Executive Officer of CenterAmerica until the completion of the transaction, became the Company's President and Chief Operating Officer. The Company acquired the assets from CenterAmerica for approximately $654 million, consisting of approximately $365 million of cash and the assumption of approximately $289 million of outstanding indebtedness and includes a 10% managing membership interest in a joint venture with a private U.S. pension fund. As a less than 10% partner in CenterAmerica, Mr. MacDonald received his proportionate share of the proceeds distributed to CenterAmerica partners.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and Directors, and persons who own ten percent or more of a registered class of the Company's equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, Directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on its review of the copies of such forms received by it, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, the Company believes that, other than as described below, its executive officers, Directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2000. Mr. Bruce Staller, a director of the Company, failed to timely file one Form 4, such form reporting two transactions -- an option exercise and simultaneous sale. To the Company's knowledge based solely on its review of the forms received by it, Mr. Staller has not failed to file any required form.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Company's consolidated financial statements for the fiscal year ended December 31, 2001 have been audited by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

     For services rendered during or in connection with the Company's fiscal year 2001, as applicable, PricewaterhouseCoopers LLP billed the following fees:


Audit Fees..................................................   $150,000
Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees..............................................   $122,000

     The $122,000 in All Other Fees was billed for services in connection with
(i) responding to comments of the SEC in connection with the Company's Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarter ended March 31, 2001, (ii) the Company's preparation of pro forma financial statements relating to the sale by the Company of its garden apartment community portfolio and (iii) a proposed public offering of the Company's common stock.

OTHER BUSINESS

     No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this Proxy Statement as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

STOCKHOLDER PROPOSALS

     Any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than November 30, 2002. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934) must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Company's bylaws, which are on file with the SEC and may be obtained from the Secretary of the Company upon request. If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, the Company's proxy materials for the next Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

SOLICITATION OF PROXIES

     The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons' out-of-pocket expenses.

                                    * * * *

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM NEWMAN
                                          ------------------
                                          William Newman
                                          Chairman of the Board

New York, New York
March 29, 2002

                                 DETACH HERE                              ZNPE32



                                     PROXY

                       NEW PLAN EXCEL REALTY TRUST, INC.

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Steven F. Siegel and Joel F. Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock and Series D Depositary Shares of the Company, held of record by the undersigned on March 1, 2002, at the Annual Meeting of Stockholders to be held at The Princeton Club of New York, The James Madison Room, 15 West 43rd Street, New York, New York at 10:00 a.m. (New York City time) on May 15, 2002 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                          -----------

NEW PLAN EXCEL REALTY
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398























                                                            DETACH HERE                                                       ZNPE31


    PLEASE MARK                                                                                                              |
[X] VOTES AS IN                                                                                                              |___
    THIS EXAMPLE.

IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THE ATTORNEY-IN-FACT AND PROXY WILL VOTE ALL OF THE
UNDERSIGNED'S SHARES ENTITLED TO VOTE ON THE MATTERS HEREON AS DIRECTED HEREON OR, WHERE NO DIRECTION IS INDICATED, THE
UNDERSIGNED'S VOTE WILL BE CAST FOR EACH OF THE MATTERS HEREON.


1. Election of Directors.                                           THE ATTORNEY-IN-FACT AND PROXY WILL VOTE SUCH SHARES AS
   NOMINEES: (01) Raymond H. Bottorf, (02) Matthew Goldstein and    RECOMMENDED BY THE BOARD OF DIRECTORS, OR, IF NO RECOMMENDATION
             (03) Gregory White                                     IS GIVEN, IN HIS OWN DISCRETION WITH REGARD TO ANY OTHER MATTERS
                                                                    AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY PROPOSAL
                  FOR                     WITHHELD                  TO ADJOURN OR POSTPONE THE MEETING.
                  ALL   [ ]           [ ] FROM ALL
               NOMINEES                   NOMINEES


       [ ]__________________________________________
          For all nominees except as noted above
                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]

                                                                    STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY
                                                                    CARD AND RETURN IT PROMPTLY IN THE PREPAID ENVELOPE PROVIDED.
                                                                    STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR
                                                                    PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                                                    Please sign exactly as name appears on this proxy card and date.
                                                                    Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or
                                                                    guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
                                                                    authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ________________________ Date: ___________ Signature: __________________________ Date: __________